Exhibit 99.1

Stran & Company Appoints Veteran Financial Executive Brian M. Posner to
its Board of Directors

Mr. Posner will serve as Chairman of the Audit Committee

Quincy, MA / July 10, 2025 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading provider of outsourced marketing solutions specializing in promotional products and loyalty incentives, today announced the appointment of Brian M. Posner, MBA, to its Board of Directors. Mr. Posner will serve as Chairman of the Audit Committee.

Brian Posner brings over four decades of public company financial leadership, strategic planning, and investor relations experience to the Company. Currently, Mr. Posner serves on the Board of Directors of Firefly Neuroscience, Inc. (NASDAQ: AIFF), where he also chairs the Audit Committee. Firefly is an artificial intelligence (AI) technology company developing innovative neuroscientific solutions with goals to improve brain health outcomes for patients with mental illnesses and neurological disorders. He also sits on its Compensation and Nominating & Governance Committees. Previously, Mr. Posner served as Chief Financial Officer for six publicly traded companies, including electroCore, Inc., Cellectar Biosciences, Inc., and Adynxx, Inc. (formerly Alliqua BioMedical, Inc.). His leadership in these roles encompassed a broad array of responsibilities, including capital formation, M&A execution, and public company compliance. Notably, under his tenure as CFO of electroCore, revenue grew approximately 85% in fiscal year 2023, and the company achieved a five-year CAGR of 61%. Mr. Posner began his career in public accounting with Coopers & Lybrand (now PwC) and holds an MBA in Managerial Accounting from Pace University and a BA in Accounting from Queens College.

“We are thrilled to welcome Brian to our Board of Directors,” said Andy Shape, President and CEO of Stran. “His extensive experience as CFO of multiple public companies and his deep knowledge of financial governance and compliance make him exceptionally qualified to lead our Audit Committee. We believe his leadership will further strengthen our financial oversight as we continue executing our growth strategy.”

“I’m excited to join Stran at this pivotal time in its growth,” said Mr. Posner. “The Company’s innovative approach to branded merchandise and marketing solutions, combined with its impressive trajectory, presents a compelling opportunity. I look forward to working with the Board and management team to support its mission and strengthen its governance framework.”

About Stran

For over 30 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, the Company’s expectations regarding synergies from its acquired businesses, its financial position and operating performance, its expectations regarding its business initiatives, the Company’s expectations about its operating performance, trends in its business, the effectiveness of its growth strategies, its market opportunities, and demand for its products and services in general. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com